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                                                                    EXHIBIT 10.2
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         THE TRANSFER OF THIS AGREEMENT AND THE SECURITIES CREATED HEREUNDER IS
         SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED



                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of April 16, 2000, between FIRST UNITED BANCSHARES, INC., an Arkansas corporation ("First United"), and BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth").

                              W I T N E S S E T H:

         WHEREAS, BancorpSouth and First United have entered into an Agreement and Plan of Merger (the "Merger Agreement") concurrently with the execution and delivery of this Agreement; and

         WHEREAS, as a condition to First United's entering into the Merger Agreement, without which First United would not have entered into the Merger Agreement, and in consideration therefor, BancorpSouth has agreed to grant First United the Option (as hereinafter defined) on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                               A G R E E M E N T:

1.       Grant of Option.

         (a) BancorpSouth hereby grants to First United an unconditional and irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 11,245,425 fully paid and nonassessable shares of BancorpSouth's Common Stock, $2.50 par value ("BancorpSouth Common Stock"), at a price of $16.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of BancorpSouth Common Stock for which this Option is exercisable exceed 19.9% of BancorpSouth's issued and outstanding shares of BancorpSouth Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of BancorpSouth Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of BancorpSouth Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of BancorpSouth Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of BancorpSouth


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Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize First United or BancorpSouth to breach any provision of the Merger Agreement.

2. Exercise of the Option.

         (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined); provided, that the Holder shall have sent the written notice of such exercise (as provided in subsection (f) of this Section 2) within 90 days following such Subsequent Triggering Event (or such later period pursuant to Section 10). The term "Holder" shall mean First United or any future holder or holders of the Option.

         (b) Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement by BancorpSouth in accordance with the provisions of Sections 9.1(h) thereof, (iii) termination of the Merger Agreement in accordance with the provisions thereof (other than by BancorpSouth pursuant to Section 9.1(h) thereof), if such termination occurs prior to the occurrence of an Initial Triggering Event (except termination by First United pursuant to Section 9.1(e) of the Merger Agreement, unless the breach by BancorpSouth giving rise to such right of termination is non-volitional) (a "Listed Termination"); or (iv) the passage of 12 months after termination of the Merger Agreement (or such later period pursuant to Section 10) if such termination follows the occurrence of an Initial Triggering Event or a Listed Termination.

         (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) (A) BancorpSouth or any of its Subsidiaries (each an "BancorpSouth Subsidiary"), without having received First United's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than First United or any of its Subsidiaries (each a "First United Subsidiary"), or (B) the Board of Directors of BancorpSouth shall have recommended that the shareholders of BancorpSouth approve or accept any Acquisition Transaction.

                  (ii) BancorpSouth or any BancorpSouth Subsidiary, without having received First United's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than First United or a First United Subsidiary, or the Board of Directors of BancorpSouth shall have publicly withdrawn, modified or qualified, or publicly announced its intention to withdraw, modify or qualify, in any manner adverse to First United, its recommendation that the shareholders of BancorpSouth approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;


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                  (iii) The stockholders of BancorpSouth shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than First United or any First United Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                  (iv) Any person other than First United or any First United Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

                  (v) Any person other than First United, any First United Subsidiary or any First United Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of BancorpSouth Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                  (vi) Any person other than First United or any First United Subsidiary shall have made a bona fide proposal to BancorpSouth or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

                  (vii) After an overture is made by a third party to BancorpSouth or its shareholders to engage in an Acquisition Transaction or in anticipation of an Acquisition Transaction, BancorpSouth shall have willfully breached any covenant or obligation contained in the Merger Agreement and such breach would entitle First United to terminate the Merger Agreement (whether immediately, upon the giving of notice or passage of time, or both); or

                  (viii) Any person other than First United or any First United Subsidiary, other than in connection with a transaction to which First United has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

For purposes of this Agreement, "Acquisition Transaction" shall mean with respect to any person except First United or any First United Subsidiary, (1) a merger or consolidation, or any similar transaction, involving BancorpSouth or any "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of BancorpSouth, (2) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of BancorpSouth or any Significant Subsidiary of BancorpSouth, (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of


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BancorpSouth or any Significant Subsidiary of BancorpSouth, or (4) any
substantially similar transaction;

For purposes of this Agreement, "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act.

         (d) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person (other than First United or any First United Subsidiary) of beneficial ownership of 25% or more of the then outstanding shares of BancorpSouth Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (3) of the definition of "Acquisition Proposal" above shall be deemed to be 25%.

         (e) BancorpSouth shall notify First United promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by BancorpSouth shall not be a condition to the right of the Holder to exercise the Option.

         (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to BancorpSouth a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of BancorpSouth Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to BancorpSouth the aggregate purchase price for the shares of BancorpSouth Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by BancorpSouth; provided that failure or refusal of BancorpSouth to designate such a bank account or to accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, BancorpSouth shall deliver to the Holder a certificate or certificates representing the number of shares of BancorpSouth Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

          (i) Certificates for BancorpSouth Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:


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         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and BancorpSouth, Inc. (the "Issuer") and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the Issuer and will be provided to the holder hereof without charge upon receipt by the Issuer of a written request therefor."

The parties acknowledge and agree that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to BancorpSouth a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to BancorpSouth, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (j) Upon the giving by the Holder to BancorpSouth of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of BancorpSouth Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of BancorpSouth shall then be closed or that certificates representing such shares of BancorpSouth Common Stock shall not then be actually delivered to the Holder. BancorpSouth shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

3. Covenants. BancorpSouth agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of BancorpSouth Common Stock so that the Option may be exercised without additional authorization of BancorpSouth Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase BancorpSouth Common Stock; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by BancorpSouth; (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and BancorpSouth duly and effectively to issue shares of BancorpSouth Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.


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4. Exchange and Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of BancorpSouth, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of BancorpSouth Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by BancorpSouth of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, BancorpSouth will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of BancorpSouth, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

5. Anti-Dilution Adjustments. In addition to the adjustment in the number of shares of BancorpSouth Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of BancorpSouth Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the BancorpSouth Common Stock by reason of a stock dividend, stock split, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the BancorpSouth Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares or securities subject to the Option, and the Option Price therefor, shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the BancorpSouth's obligations hereunder, so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that the Holder would have received in respect of BancorpSouth Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of BancorpSouth Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5), the number of shares of BancorpSouth Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of BancorpSouth Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of BancorpSouth Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

6. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, BancorpSouth shall, at the request of Holder delivered within 180 days following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of BancorpSouth Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of BancorpSouth Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Holder. BancorpSouth will use its reasonable best efforts to cause such registration statement first to become effective and then to remain


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effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Holder shall have the right to demand two such registrations. BancorpSouth shall bear the costs of such registrations (including, but not limited to, BancorpSouth's attorneys' fees, printing costs and filing fees, but excluding underwriting discounts or commissions, brokers' fees and the fees and disbursements of Holder's counsel related to the Option or Option Shares). The foregoing notwithstanding, if, at the time of any request by Holder for registration of the Option or Option Shares as provided above, BancorpSouth is in registration with respect to an underwritten public offering by BancorpSouth of shares of BancorpSouth Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option or the Option Shares would interfere with the successful marketing of the shares of BancorpSouth Common Stock offered by BancorpSouth, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and BancorpSouth in the aggregate; and provided further, however, that if such reduction occurs, then BancorpSouth shall file a registration statement for the balance as promptly as practicable and no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration, and the 180 day period referenced in the first sentence of this Section 6 shall be deemed to be 360 days. Each such Holder shall provide all information reasonably requested by BancorpSouth for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, BancorpSouth shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for BancorpSouth. Upon receiving any request under this
Section 6 from any Holder, BancorpSouth agrees to send a copy thereof to any other person known to BancorpSouth to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall BancorpSouth be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

7.       Repurchase.

         (a) At First United's Option. At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), BancorpSouth (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares of BancorpSouth Common Stock for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to a Repurchase Event (or such later period pursuant to Section 10), BancorpSouth (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

         For purposes of this Agreement, the term "Market/Offer Price" shall mean the highest of (i) the price per share of BancorpSouth Common Stock at which a tender offer or


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exchange offer therefor has been made, (ii) the price per share of BancorpSouth
Common Stock to be paid by any third party pursuant to an agreement with BancorpSouth, (iii) the highest closing price for shares of BancorpSouth Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of BancorpSouth's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining net assets of BancorpSouth as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to BancorpSouth, divided by the number of shares of BancorpSouth Common Stock outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to BancorpSouth.

         The Holder and the Owner, as the case may be, may exercise its right to require BancorpSouth to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to BancorpSouth, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require BancorpSouth to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, BancorpSouth shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that BancorpSouth is not then prohibited under applicable law and regulation from so delivering.

         (b) At BancorpSouth's Option. At any time after the occurrence of a Repurchase Event, (i) at the request of BancorpSouth to the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), BancorpSouth (or any successor thereto) may repurchase the Option from the Holder at the Option Repurchase Price, and (ii) at the request of BancorpSouth to the Owner, delivered prior to a Repurchase Event (or such later period pursuant to Section 10), BancorpSouth (or any successor thereto) may repurchase the Option Shares (except with respect to Option Shares that have theretofore been transferred by the Holder to an unaffiliated third party) from the Owner at the Option Share Repurchase Price.

          BancorpSouth may exercise its right to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Holder or Owner, as applicable, at its principal office, a written notice or notices stating that BancorpSouth elects to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, BancorpSouth shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor.

          (c) Regulatory Restrictions. To the extent that BancorpSouth is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, BancorpSouth shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and


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the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which BancorpSouth is no longer so prohibited; provided, however, that if BancorpSouth at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and BancorpSouth hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, BancorpSouth shall promptly (i) deliver to the Holder and/or the Owner, as applicable, that portion of the Option Repurchase Price or the Option Share Repurchase Price that BancorpSouth is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of BancorpSouth Common Stock obtained by multiplying the number of shares of BancorpSouth Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by BancorpSouth described in the first sentence of this subsection (c), or should be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

         (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                  (i) the acquisition by any person (other than First United or any First United Subsidiary) of beneficial ownership of 50% or more of the then outstanding shares of BancorpSouth Common Stock; or

                  (ii) the consummation of any Acquisition Transaction described in Section 2 hereof, except that the percentage of voting power referred to in clause (3) thereof shall be deemed to be 25%.

8.       Successor Issuer.

         (a) In the event that prior to an Exercise Termination Event, BancorpSouth shall enter into an agreement (i) to consolidate with or merge into any person, other than First United or a First United Subsidiary, or engage in a plan of exchange with any person other than First United or a First United Subsidiary, and BancorpSouth shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than First United or a First United Subsidiary, to merge into BancorpSouth or be acquired by BancorpSouth in a plan of exchange and BancorpSouth shall be the continuing or surviving corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of BancorpSouth Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of BancorpSouth Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any

BancorpSouth Subsidiary's assets or deposits to any person, other than First United or a First United Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person or entity that controls the Acquiring Corporation.

         (b) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (A) the continuing or surviving person of a consolidation or merger with BancorpSouth (if other than BancorpSouth), (B) the acquiring person in a plan of exchange in which BancorpSouth is acquired, (C) BancorpSouth in a merger or plan of exchange in which BancorpSouth is the continuing or surviving or acquiring person, and (D) the transferee of all or substantially all of BancorpSouth's assets or deposits (or the assets or deposits of any BancorpSouth Subsidiary).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if BancorpSouth is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into BancorpSouth or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of BancorpSouth Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of BancorpSouth Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this subsection (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this subsection (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this subsection (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

         (f) BancorpSouth shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of BancorpSouth hereunder.

9.       Successor Repurchase.

         (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 180 day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

         (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share

Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30 day period.

10. Certain Extensions of Exercise Period. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise; and (iii) to the extent that there exists an injunction, order or judgment that prohibits or delays exercise of such right.

11.      Surrender.

         (a) Holder may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period pursuant to Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Holder) to BancorpSouth in exchange for a cash fee equal to the Surrender Price (as hereinafter defined). The "Surrender Price" shall be equal to (x) $22,500,000 plus, if applicable, (y) Holder's purchase price with respect to any Option Shares, and minus, if applicable, (z) the excess of (1) the net price, if any, received by Holder or a Holder Subsidiary pursuant to the sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (2) Holder's purchase price of such Option Shares.

         (b) Holder may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 11 by surrendering to BancorpSouth, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Holder elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 11 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by BancorpSouth.

         (c) To the extent that BancorpSouth is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Holder in full, BancorpSouth shall immediately so notify Holder and thereafter deliver or cause to be delivered, from time to time, to Holder, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which BancorpSouth is no longer so prohibited; provided, however, that if BancorpSouth at any time after delivery of a notice of surrender pursuant to subsection (b) of this Section 11 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Holder the Surrender Price in full, then
(i) BancorpSouth shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five business days after the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Holder with copies of the same, and (C) keep Holder advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Holder may revoke such notice of surrender by delivery of a notice of revocation to BancorpSouth and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date 90 days following the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 11(c) (during which period Holder may exercise any of its rights hereunder, including any and all rights pursuant to this Section 11).

12. Maximum Total Profit. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Holder's Total Profit (as defined below) exceed $22,500,000, and, if such Total Profit would otherwise exceed $22,500,000, Holder, at its election in its sole discretion, shall either (i) reduce the number of shares of BancorpSouth Common Stock subject to the Option,
(ii) deliver to BancorpSouth for cancellation without consideration Option Shares previously purchased by Holder, (iii) pay cash to BancorpSouth, or (iv) any combination of the foregoing, such that Holder's actually realized Total Profit shall not exceed $22,500,000 after taking into account the foregoing actions.

         As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (a) the amount of Option Repurchase Price received by Holder pursuant to BancorpSouth's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof; plus (b) the difference of (i) the amount of Option Share Repurchase Price received by Holder pursuant to BancorpSouth's repurchase of Option Shares pursuant to Section 7 hereof, less (ii) Holder's purchase price for such Option Shares; plus (c) the difference of (i) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less
(ii) Holder's purchase price of such Option Shares; plus (d) any amounts received by First United on the transfer of the Option (or any portion thereof) to any unaffiliated person; plus (e) the amount of Surrender Price received by Holder pursuant to relinquishment of the Option and Option Shares to BancorpSouth pursuant to Section 11 hereof.

         The provisions of this Section 12 shall apply to any Substitute Option.

         The parties hereto agree that this Section 12 shall not, and shall not be deemed to, limit, prejudice or restrict any money damages, injunctive relief or other legal or equitable remedy or relief available to BancorpSouth with respect to any breach of the Merger Agreement or this Agreement.

13.      Representations and Warranties.

         (a) By BancorpSouth. BancorpSouth hereby represents and warrants to First United as follows:

                  (i) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of BancorpSouth and no other corporate proceedings on the part of BancorpSouth are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by BancorpSouth and is enforceable against BancorpSouth in accordance with its terms.

                  (ii) BancorpSouth has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of BancorpSouth Common Stock equal to the maximum number of shares of BancorpSouth Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (b) By First United. First United hereby represents and warrants to BancorpSouth as follows:

                  (i) First United has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of First United. This Agreement has been duly executed and delivered by First United.

                  (ii) The Option is not being, and any shares of BancorpSouth Common Stock or other securities acquired by First United upon exercise of the Option will not be, acquired by First United with a view to the public distribution thereof and will not be transferred or otherwise disposed of by First United except in a transaction registered under or exempt from registration under the 1933 Act.

14. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, First United, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by First United under the BHCA to acquire the shares of BancorpSouth Common Stock subject to the Option, First United may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of First United, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on First United's behalf, or (iv) any other manner approved by the Federal Reserve Board.

15. Best Efforts. Each of BancorpSouth and First United will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application to authorize for quotation the shares of BancorpSouth Common Stock issuable hereunder on any exchange or market on which shares of BancorpSouth Common Stock may be listed or quoted upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but First United shall not be obligated to apply to state banking authorities for approval to acquire the shares of BancorpSouth Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

16.      Miscellaneous.

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)  if to BancorpSouth, to:        BancorpSouth, Inc.
                                             One Mississippi Plaza
                                             Tupelo, Mississippi 38804
                                             Attention: Aubrey B. Patterson
                                             Facsimile: (662) 680-2006

          with a copy (which shall not
          constitute notice) to:             Waller Lansden Dortch & Davis,
                                             A Professional Limited Liability
                                               Company
                                             511 Union Street, Suite 2100
                                             Nashville, Tennessee 37219
                                             Attention: Ralph W. Davis, Esq.
                                             Facsimile: (615) 244-6804

          and

          (ii)  if to First United, to:      First United Bancshares, Inc.
                                             Main and Washington Streets
                                             El Dorado, Arkansas 71730
                                             Attention: James V. Kelley
                                             Facsimile: (870) 863-3181
     with a copy (which shall not
     constitute notice) to:            Mitchell, Williams, Selig, Gates &
                                         Woodyard, PLLC
                                       425 West Capitol Avenue, Suite 1800
                                       Little Rock, Arkansas 72201
                                       Attention: Hermann Ivester, Esq.
                                       Facsimile: (501) 688-8807

         (b) Interpretation. In this Agreement, unless a contrary intention appears, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2000. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and (ii) the term "or" shall mean "and/or." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         (c) Defined Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

         (d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

         (e) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Merger Agreement.

         (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction. The parties agree that the venue for resolution of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Mississippi or Arkansas.

         (g) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

         (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If for any reason a court or regulatory agency determines that the Holder is not permitted to acquire, or First United is not permitted to repurchase pursuant to Section 7, the full number of shares of BancorpSouth Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of the parties to allow the Holder to acquire, or to require or permit BancorpSouth to repurchase pursuant to Section 7, such lesser number of shares of BancorpSouth Common Stock as may be permissible, without any amendment or modification hereof.

         (i) Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof.

         (j) Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.



                                   FIRST UNITED BANCSHARES, INC.





                                  By: /s/ James V. Kelley
                                      ----------------------------------------
                                          James V. Kelley
                                          Chairman and Chief Executive Officer




                                  BANCORPSOUTH, INC.




                                  By: /s/ Aubrey B. Patterson
                                      ----------------------------------------
                                          Aubrey B. Patterson
                                          Chairman and Chief Executive Officer